MULTIPLE CLASS PLAN

                           on behalf of

          FRANKLIN GLOBAL COMMUNICATIONS SECURITIES FUND
            FRANKLIN GLOBAL REAL ESTATE SECURITIES FUND
            FRANKLIN GROWTH AND INCOME SECURITIES FUND
               FRANKLIN HIGH INCOME SECURITIES FUND
                  FRANKLIN INCOME SECURITIES FUND
             FRANKLIN LARGE CAP GROWTH SECURITIES FUND
             FRANKLIN RISING DIVIDENDS SECURITIES FUND
             FRANKLIN SMALL CAP VALUE SECURITIES FUND
           FRANKLIN SMALL-MID CAP GROWTH SECURITIES FUND
             FRANKLIN STRATEGIC INCOME SECURITIES FUND
                   FRANKLIN U.S. GOVERNMENT FUND
                 MUTUAL DISCOVERY SECURITIES FUND
                   MUTUAL SHARES SECURITIES FUND
              TEMPLETON GLOBAL ASSET ALLOCATION FUND
                 TEMPLETON GROWTH SECURITIES FUND


      This Multiple Class Plan (the "Plan") has been adopted by a majority of the Board of Trustees of FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST (the "Investment Company") for its series named above (each, a "Fund"). The Board has determined that the Plan is in the best interests of each class of each Fund and of the Investment Company as a whole. The Plan sets forth the provisions relating to the establishment of multiple classes of shares ("Shares") of the Funds.


      1. Each Fund shall offer three classes of shares, to be known as Class 1, Class 2 and Class 4 Shares.


      2. All Shares shall be sold solely to certain life insurance company ("Insurance Company") variable accounts for the purpose of funding certain variable annuity and variable life insurance contracts ("Variable Contracts") and to such other investors as are determined to be eligible to purchase shares. No class of shares shall be subject to any front-end or deferred sales charges.


      3. The distribution plans adopted by the Investment Company pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), associated with the Class 2 Shares and the Class 4 Shares (the "Rule 12b-1 Plans") may be used to pay Franklin Templeton Distributors, Inc. ("Distributors"), the Insurance Companies or others to assist in the promotion and distribution of Class 2 Shares or Class 4 Shares, as the case may be, or Variable Contracts offering Class 2 or Class 4 Shares. Payments made under the Plans may be used for, among other things, the printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of contract owners or dealers and their representatives, and other distribution-related expenses. Payments made under the Plans may also be used to pay Insurance Companies, dealers or others for, among other things, furnishing personal services and maintaining customer accounts and records, or as service fees as defined under the rules of the Financial Industry Regulatory Authority. Agreements for the payment of fees to the Insurance Companies or others shall be in a form which has been approved from time to time by the Board, including the non-interested Board members.


      4. The only difference currently in expenses as among Class 1, Class 2 and Class 4 Shares shall relate to differences in Rule 12b-1 plan expenses.


      5. There are currently no conversion features associated with the Class 1, Class 2 or Class 4 Shares.


      6. Shares of any Class may be exchangeable for shares of the same or different classes of another series of the Investment Company or of another underlying investment company according to the terms and conditions related to transfer privileges set forth in the Variable Contract prospectuses, as they may be amended from time to time.


      7. Each Class will vote separately with respect to any Rule 12b-1 Plan related to that Class.


      8. On an ongoing basis, the Investment Company's Board members, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Funds for the existence of any material conflicts between the interests of the various classes of shares. The Board members, including a majority of the Board members who are not interested persons of the Investment Company as defined by the 1940 Act, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The investment managers of each Fund and Distributors shall be responsible for alerting the Board to any material conflicts that arise.


      9. All material amendments to this Plan must be approved by a majority of the Investment Company's Board members, including a majority of the Board members who are not interested persons of the Investment Company as defined by the 1940 Act.


      10. I, Karen L. Skidmore, Vice President and Secretary of the Franklin Templeton Variable Insurance Products Trust do hereby certify that this Multiple Class Plan was adopted on behalf of the Franklin Global Communications Securities Fund, Franklin Global Real Estate Securities, Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Rising Dividends Securities Fund, Franklin Small Cap Value Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund, Franklin U.S. Government Fund, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Asset Allocation Fund and Templeton Growth Securities Fund by the Board of Trustees of the Investment Company on October 16, 2007.





                                    /s/ KAREN L. SKIDMORE
                                    Karen L. Skidmore
                                    Vice President and Secretary

Adopted:  October 17, 2006
Amended and Restated:
                 October 16, 2007